Exhibit 99.1

For Immediate Release

Contact:            Shareholder Relations
951-271-4232
shareholderinfo@vineyardbank.com

Vineyard National Bancorp Reports Results of Operations for the Third Quarter 2008

Corona, California, November 17, 2008 -- Vineyard National Bancorp (the “company”) (NASDAQ: VNBC), parent company of Vineyard Bank, N.A. (“Vineyard”) today announced the filing of its quarterly report on Form 10-Q (“report”) with the Securities and Exchange Commission (SEC), which includes, among other things, its results of operations for the three and nine months ending September 30, 2008.  The company’s report can be found on the company’s investor relations website, www.vnbcstock.com under SEC filings or on the SEC’s website, www.sec.gov.

About Vineyard National Bancorp

The company is a $2.1 billion bank holding company headquartered in Corona and the parent company of Vineyard.  Vineyard, also headquartered in Corona, operates through sixteen full-service banking centers and two regional financial centers in the counties of Los Angeles, Marin, Monterey, Orange, Riverside, San Bernardino, San Diego, Santa Clara and Ventura, Calif. The company’s common stock is traded on the NASDAQ Global Market System under the symbol "VNBC." For additional information on the company visit www.vnbcstock.com or for additional information on Vineyard and to access internet banking, please visit www.vineyardbank.com.  .

This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently unreliable and actual results may vary.  Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the company’s filings with the Securities and Exchange Commission.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.